Exhibit 99.1
Hayes Lemmerz Announces Cash Tender Offer and
Consent Solicitation for 10 1/2% Senior Notes Due 2010
     NORTHVILLE, Michigan, May 9, 2007 — Hayes Lemmerz International, Inc. (the “Company,” Nasdaq: HAYZ) announced today that on May 8, 2007, its indirect subsidiary, HLI Operating Company, Inc. (“HLI”), commenced a cash tender offer to repurchase all of its outstanding 10 1/2% Senior Notes Due 2010 (CUSIP No. 404216AB9) (the “Notes”), upon the terms and subject to the conditions set forth in HLI’s Offer to Purchase and Consent Solicitation Statement dated May 8, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal and Consent for Tender Offer. HLI is also soliciting consents to amend the indenture governing the Notes. The proceeds of the Company’s previously announced $180.0 million equity rights offering (the “Rights Offering”) will be used by HLI to repurchase the Notes. Currently, the aggregate principal amount of Notes outstanding is $157.0 million.
     The tender offer and consent solicitation for the Notes are part of a recapitalization of the Company and its subsidiaries that includes the Rights Offering and a proposed new senior secured credit facility in the aggregate principal amount of $495.0 million that will be used, together with additional indebtedness of approximately $150.0 million to be incurred by the Company, to refinance debt under the Company’s Amended and Restated Credit Agreement dated as of April 11, 2005, and related documents (the “Existing Credit Facility”), to pay related transaction costs, fees, and expenses, to provide working capital, and for other general corporate purposes.
     Holders who validly tender their Notes and deliver their consents to the proposed amendments to the indenture on or prior to 5:00 p.m., New York City time, on May 21, 2007, unless extended or earlier terminated, (the “Consent Date”), will be eligible to receive the “Total Consideration” for the Notes. The “Total Consideration” to be paid for each $1,000 of principal amount of Notes validly tendered and accepted for purchase, subject to the terms and conditions of the Offer to Purchase, will be paid in cash and will be based on a fixed spread pricing formula. HLI expects to determine the Total Consideration on May 21, 2007 (unless extended), based upon a fixed spread of 50 basis points over the yield on the 3.625% U.S. Treasury Note due June 30, 2007. The Total Consideration includes a consent payment equal to $30.00 per $1,000 in principal amount of Notes (the “Consent Payment”).
     Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Date. The tender offer will expire at 11:59 p.m., New York City time, on Tuesday, June 5, 2007, unless extended or earlier terminated by HLI. Holders of Notes who tender their Notes after the Consent Date and on or before the expiration date will receive the Tender Offer Consideration, which is the Total Consideration minus the Consent Payment.
     In each case, holders whose Notes are accepted for payment in the tender offer will receive accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the applicable payment date for Notes purchased in the tender offer.
     Concurrently with the tender offer, HLI is soliciting consents to amend the indenture governing the Notes. The proposed amendments to the indenture governing the Notes will, among other things, eliminate substantially all restrictive covenants, certain related events of default and conditions on the defeasance of the Notes, and certain limitations on the ability of HLI and the Company to merge, consolidate, sell all or substantially all of their assets, and enter into similar transactions. In addition, the proposed amendments will permit notice of redemption of the Notes and the intended redemption thereof to occur on the same day. On or promptly after receipt of the requisite consents, HLI and the trustee under the indenture will execute an amendment to the indenture (the “Supplemental Indenture”), the amended provisions of which will not become operative until the date on which HLI purchases those Notes validly tendered (and not validly withdrawn) on or prior to the Consent Date.
     The tender offer and consent solicitation for the Notes is conditioned on the satisfaction of certain conditions, including, but not limited to:
• the valid tender on or prior to the Consent Date (without a valid withdrawal) of at least a majority of the aggregate principal amount of Notes outstanding not owned by HLI or any of its affiliates;
• receipt by the Company upon completion of the Rights Offering of net cash proceeds sufficient to fund (i) the purchase of all Notes validly tendered (and not validly withdrawn) in the tender offer, (ii) the payment of the fees and expenses related to the Rights Offering, the tender offer, and the consent solicitation, and (iii) the amendment or refinancing of the Existing Credit Facility; and
• the execution of the Supplemental Indenture on or promptly following receipt of the requisite consents.
     Deutsche Bank Securities Inc. is the dealer manager for the tender offer and solicitation agent for the consent solicitation. Questions regarding the tender offer and consent solicitation should be directed to Patricia McGowan at (212) 250-7772 (collect). Requests for documentation may be directed to Innisfree M&A Incorporated, the Information Agent, which may be contacted at (212) 750-5833 (for banks and brokers only) or toll-free (888) 750-5834 (for all others).
     This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offers to buy the Notes only are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that HLI is distributing to holders of Notes. The tender offer and consent solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation is required to be made by a licensed broker or dealer, it shall be deemed to be made by Deutsche Bank Securities Inc. on behalf of Hayes Lemmerz International, Inc.
     Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes and powertrain components. The Company has 30 facilities and approximately 8,500 employees worldwide.
Forward-looking Statements
     The information contained in this press release contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the

Company and HLI to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company and HLI believe are reasonable but are not guarantees of future events and results. Actual future events and results of the Company and HLI may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s and HLI’s most recent Annual Report on Form 10-K and the Company’s and HLI’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company and HLI believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company and HLI cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company, HLI, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company and HLI undertake no duty or obligation to publicly update or revise the information contained in this press release, although they may do so from time to time as they believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.
You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the filings of the Company and HLI with the SEC at www.sec.gov, many of which are beyond the control of the Company and HLI, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.